MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                           2420 Pershing Road, Fourth
                                      Floor
                              Kansas City, Missouri
                                   64108-2537
                            Telephone (816) 221-0355
                             Telefax (816) 421-2896


                                November 4, 1998

TransFinancial Holdings, Inc.
8245 Nieman Road, Suite 100
Lenexa,  KS  66214

Gentlemen:

     We refer to the Registration Statement of TransFinancial Holdings, Inc. (the "Company") on Form S-8, to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 600,000 shares of Common Stock of the Company to be offered under the TransFinancial Holdings, Inc. 1998 Long-Term Incentive Plan (the "Plan").

     We have examined the Certificate of Incorporation of the Company, its By-laws, the minutes of the meetings of its Board of Directors and stockholders, and other Company records pertaining to this opinion which we have deemed relevant. Based upon this examination, it is our opinion that (a) all necessary corporate action has been taken to authorize the issuance and sale of 600,000 shares of Common Stock under the Plan for the consideration set forth in the
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November 4, 1998
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Plan and (b) upon the issuance and sale of said 600,000 shares for such consideration in accordance with the terms and provisions of the Plan, said shares will be legally issued, fully paid and non-assessable. We have assumed for purposes of this opinion that the portion of the consideration for the shares issued under the Plan which is allocated to the Company's capital account will be received by the Company in the form of cash or other permitted consideration as specified in Section 152 of the Delaware General Corporation Law, as amended from time to time.

     We hereby consent to the reference to us under the heading "Legal Opinion" in the Prospectus which constitutes a part of the Registration Statement and also consent to the inclusion of this opinion in the Registration Statement as Exhibit (5) thereto.

                              Very truly yours,

                              MORRISON & HECKER L.L.P.

                              /s/ James S. Swenson
                              James S. Swenson

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